Exhibit A

Casablanca Comments on Cliffs Natural Resources’ Desperate Ploy to Maintain Status Quo

New York – July 18, 2014 – Casablanca Capital LP (“Casablanca”), the beneficial owner of approximately 5.2% of Cliffs Natural Resources Inc. (NYSE: CLF), today issued the following statement on the latest Cliffs press release:

“This is a desperate last-minute ploy by a self-interested Board that will stop at nothing to keep its seats, maintain the status quo and prevent real change in our view. We are confident shareholders understand that the only way to achieve meaningful change that will restore value is to vote on the GOLD proxy card as recommended by both leading proxy advisory services at the annual meeting of shareholders set for July 29.”

Casablanca considers the vote of all Cliffs shareholders to be important, and encourages all Cliffs shareholders to sign, date, and return the GOLD proxy card. If stockholders have previously signed a white card, they may revoke that vote by immediately signing, dating, and mailing Casablanca’s GOLD proxy card. Shareholders with questions about how to vote the GOLD card, or who need additional information, should contact Casablanca’s proxy solicitor, Okapi Partners, at (212) 297-0720 or (877) 274-8654 (toll-free), or visit www.fixcliffs.com for further information.

Additional information regarding Casablanca’s investment in Cliffs can be found at www.fixcliffs.com.

About Casablanca Capital LP

Casablanca Capital is an Event Driven and Activist investment manager based in New York, founded in 2010 by Donald G. Drapkin and Douglas Taylor.  Casablanca invests in high quality but underperforming public companies that have multiple levers to unlock shareholder value. The firm seeks to engage with the management, Boards, and shareholders of those companies in a constructive dialogue in order to enhance shareholder value through improved operational efficiencies, strategic divestitures, capital structure optimization and increased corporate focus. In 2011, Casablanca successfully initiated a campaign at Mentor Graphics Corporation to improve profitability and enhance value at the company, working with shareholders to elect three nominees to Mentor’s Board.

Cautionary Statement Regarding Opinions and Forward-Looking Statements

Certain information contained herein constitutes “forward-looking statements” with respect to Cliffs Natural Resources Inc. ("Cliffs"), which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “should,” "could," “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks, uncertainties and assumptions, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. The opinions of Casablanca Capital LP ("Casablanca") are for general informational purposes only and do not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person, and should not be taken as advice on the merits of any investment decision. This material does not recommend the purchase or sale of any security. Casablanca reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Casablanca disclaims any obligation to update the information contained herein. Casablanca and/or one or more of the investment funds it manages may purchase additional Cliffs shares or sell all or a portion of their shares or trade in securities relating to such shares.

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Media Contacts:

Sard Verbinnen & Co

George Sard/Matt Benson

212-687-8080

Investor Contacts:

Okapi Partners

Bruce H. Goldfarb/Patrick McHugh/Lydia Mulyk

212-297-0720

CASABLANCA CAPITAL LP, DONALD G. DRAPKIN AND DOUGLAS TAYLOR (COLLECTIVELY, “CASABLANCA") HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF CLIFFS NATURAL RESOURCES INC. (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S 2014 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CASABLANCA, ROBERT P. FISHER, JR., CELSO LOURENCO GONCALVES, JOSEPH RUTKOWSKI, JAMES S. SAWYER AND GABRIEL STOLIAR (COLLECTIVELY, THE "PARTICIPANTS") BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD HAVE BEEN FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, OKAPI PARTNERS LLC, CASABLANCA'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (212) 297-0720 OR TOLL-FREE AT (877) 274-8654.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY CASABLANCA WITH THE SEC ON JUNE 12, 2014 AND IN THE DEFINITIVE ADDITIONAL MATERIALS ON SCHEDULE 14A FILED BY CASABLANCA WITH THE SEC ON JULY 1, 2014 AND JULY 3, 2014. THESE DOCUMENTS CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.